UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2021

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonus Plan

On January 28, 2021, the Compensation Committee of the Board of Directors of Silicon Laboratories Inc. (the “Company”) approved the 2021 Bonus Plan. The 2021 Bonus Plan is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference. The 2021 Bonus Plan provides for the potential payment of cash bonuses to employees (including executive officers) which may be based upon individual or company performance criteria.

Change in Control Agreement

On January 28, 2021, the Compensation Committee of the Board of Directors of the Company approved, and the Company entered into, the Change in Control Agreement in the form attached hereto as Exhibit 10.2 with the Company’s non-CEO executive officers (John Hollister, Matt Johnson, Sandeep Kumar, Mark Thompson and Brandon Tolany) and other senior management personnel.

The intent of the agreements is to reduce (a) the potential distraction of employees occasioned by the possibility of any change in control of the Company and (b) the likelihood that employees would seek other employment following the announcement of a change in control of the Company and if such announced transaction were not consummated, the Company would be seriously harmed. Each of the agreements is effective until October 31, 2024.

The agreements provide for the following potential payments and benefits upon a Change in Control Termination (as defined in the agreements): (a) 100% of annual base salary, (b) 100% of target variable compensation for a full fiscal year, (c) stock options, restricted stock, and restricted stock units shall become fully vested, (d) market stock units and performance stock units shall be vested at the greater of actual performance or 100% of the target value, and (e) a lump sum equal to the pre-tax cost of 12 months of continued COBRA coverage.

The foregoing description is qualified in its entirety by the text of the agreements.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 28, 2021, the Board of Directors of the Company approved and adopted its Fifth Amended and Restated Bylaws (the “Restated Bylaws”), effective immediately. The Restated Bylaws were adopted to add a provision providing that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. The foregoing description of the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Restated Bylaws, which is filed as Exhibit 3.1 hereto, and is incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1	Fifth Amended and Restated Bylaws of Silicon Laboratories Inc.

10.1	Silicon Laboratories Inc. 2021 Bonus Plan

10.2	Silicon Laboratories Inc. Form of Change in Control Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

February 3, 2021	/s/ John C. Hollister
Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)